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                                                                     EXHIBIT 5.1


                               February 28, 2000


SuperGen, Inc.
Two Annabel Lane, Suite 220
San Ramon, California 94583

    RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


    We have examined the Registration Statement on Form S-3 to be filed by SuperGen, Inc. (the "Company") with the Securities and Exchange Commission on the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 3,139,500 shares of your Common Stock, $0.001 par value per share (the "Shares"), including 409,500 shares subject to an over-allotment option. We understand that 2,000,000 of the Shares are being sold by the Company (the "Company Shares") and all other Shares are being sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholder Shares").


    As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.


    Based upon the foregoing, we are of the opinion that (1) the Company Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable, (2) the Selling Stockholder Shares that are currently not outstanding, when issued and sold in accordance with the Company's stock option plan and related agreement will be validly issued, fully paid and nonassessable and (3) the Selling Stockholder Shares that are currently outstanding are validly issued, fully paid and nonassessable.


    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI
                                          P.C.